Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of CapLease, Inc. of our report dated March 5, 2009 relating to our audits of the consolidated financial statements, the financial statement schedules and internal control over financial reporting, which appears in the Annual Report on Form 10-K of CapLease, Inc. for the year ended December 31, 2008.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey & Pullen LLP

New York, New York
December 22, 2009